EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation of our report dated February 10, 1995 included in this Form 10-K, into the company's previously filed Registration Statements on Form S-3 No. 33-60893, and Form S-8 Nos. 2-89096, 2-89094, 33-17499, 33-28640, 33-24847, 33-
36030, 33-47492 and 33-56163.





/s/ Arthur Andersen LLP

San Francisco, California
March 10, 1995